Exhibit 10.28

ADICET BIO, INC.

ISRAELI SUB-PLAN

TO THE ADICET BIO, INC. 2015 STOCK INCENTIVE PLAN

1.	GENERAL.

This Adicet Bio, Inc. Israeli Sub-Plan (this “Sub-Plan”) is to be read as an integral part of the Adicet Bio, Inc. 2015 Stock Incentive Plan (the “Company”, and the “Plan” respectively), and the Plan together with this Sub-Plan shall be deemed one integrated document. The provisions of the Plan shall apply to Awards (as defined below) granted under this Sub-Plan, subject to the modifications set forth below. In the event of any conflict between the Plan and this Sub-Plan, the terms of this Sub-Plan shall govern with respect to Awards granted to Israeli Grantees (as defined below). This Sub-Plan shall only apply to, and modify Awards granted to, Israeli Grantees so that such Awards will be governed by the terms of this Sub-Plan and comply with the requirements of Israeli law generally, and specifically with the provisions of Section 102 and Section 3(i) of the Ordinance (as defined below). For the avoidance of doubt, this Sub-Plan shall not modify the Plan with respect of any other category of Grantees.

Unless otherwise defined in this Sub-Plan, all capitalized terms used herein shall have the meaning given to them in the Plan. Capitalized terms used herein that are the plural forms or singular forms of defined terms shall have the corresponding plural or singular meanings of the corresponding defined terms. The following terms shall have the meanings set forth below, unless the context clearly requires a different meaning:

(a)    “3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to any person who is an Israeli Non-Employee Grantee.

(b)    “102 Award” means an Award granted pursuant to Section 102 of the Ordinance to any person who is an Israeli Employee Grantee.

(c)    “102 Capital Gains Award” means a Trustee 102 Award elected and designated by the Employing Company to qualify for Capital Gains tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(d)    “102 Ordinary Income Award” means a Trustee 102 Award elected and designated by the Employing Company to qualify for ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(e)    “Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

(f)    “Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Employee.

(g)     “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(h)    “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(i)    “Board” means the Board of Directors of the Company.

(j)    “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

(k)    “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l)    “Employing Company” shall have the meaning ascribed to it in Section 102(a) of the Ordinance.

(m)    “Israeli Employee Grantee” means a person who is a resident of the state of Israel or who is deemed to be a resident of the state of Israel for the payment of tax, and who is an employee or an Office Holder (“Noseh Missra”) of the Company, or any Affiliate of the Company, in each case excluding a person who is a Controlling Shareholder prior to the issuance of the relevant Award or as a result thereof.

(n)    “Israeli Non-Employee Grantee” means a person who is a resident of the state of Israel or who is deemed to be a resident of the state of Israel for the payment of tax, and who is (i) a consultant, adviser or service provider of the Company, or any Affiliate of the Company, who is not an Israeli Employee Grantee, or (ii) a Controlling Shareholder (whether or not an employee of the Company or any Affiliate of the Company).

(o)    “Israeli Grantee” means Israeli Employee Grantees and Israeli Non-Employee Grantees.

(p)    “ITA” means the Israeli Income Tax Authorities.

(q)    “Lockup Period” means the requisite period prescribed by the Ordinance and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Awards or Shares issued thereunder, and all rights resulting from them, including bonus Shares, must be held by the Trustee.

(r)    “Non-Trustee 102 Award” means an Award granted to an Israeli Grantee pursuant to Section 102(c) of the Ordinance, which is not required to be held in trust by a Trustee.

(s)    “Ordinance” means the Income Tax Ordinance [New Version] 5721-1961 or any successor statute, as amended from time to time.

(t)    “Rules” means the Income Tax Rules (Tax Relief in the Issuance of Shares to Employees), 5763-2003.

(u)    “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as amended or replaced from time to time.

(v)    “Tax” means any tax (including, without limitation, any income tax, capital gains tax, value added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, linkage differentials or addition to tax), imposed, assessed, or collected by or under the authority of any governmental body.

(w)    “Trustee” means any person or entity appointed by the Company or any of its Affiliates, as applicable, and approved by the ITA, to serve as a trustee, all in accordance with the provisions of Section 102(a) of the Ordinance.

(x)    “Trustee 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance which is held in trust by a Trustee for the benefit of the Grantee.

(y)    “Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance which is not held in trust by a Trustee.

2.	ISSUANCE OF AWARDS.

(a)    (i) Israeli Employee Grantees may be granted only 102 Awards; and (ii) Israeli Non-Employee Grantees may be granted only 3(i) Awards. In each case, such Awards shall be subject to the terms and conditions of the Ordinance.

(b)    The Employing Company may, pursuant to Section 102, designate 102 Awards granted to Israeli Employee Grantees as Non-Trustee 102 Awards or as Trustee 102 Awards. The Employing Company may seek any tax ruling as it may reasonably consider in connection with the application of Section 102 on any Awards granted by the Company.

(c)    The Employing Company shall have the absolute discretion to decide whether Awards granted pursuant to Section 3(i) of the Ordinance shall be held by the Trustee for any period.

(d)    Any trustee, including, without limitation, the Trustee, holding Awards or Shares issued upon the exercise thereof, or rights resulting therefrom, including bonus Shares, shall not be liable for any good faith determination, act or omission in connection with the Plan, any Sub-Plan, any Award or any agreement entered into between such Trustee and the Company or any Affiliate.

(e)    The grant of Approved 102 Awards shall be made under this Sub-Plan not earlier than 30 days from the date it was submitted to the ITA.

(f)    Approved 102 Awards may either be classified as 102 Capital Gains Award or 102 Ordinary Income Award.

(g)    No Approved 102 Awards may be granted under this Sub-Plan to any eligible Israeli Employee Grantee, unless and until, the Company’s election of the type of Approved 102 Awards as 102 Capital Gains Award or as 102 Ordinary Income Award granted to Israeli Employee Grantee (the “Election”), is appropriately filed with the ITA. Such Election shall become effective as of the date of grant of an Approved 102 Award under this Sub-Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Israeli Grantees who were granted Approved 102 Awards during the period indicated herein above, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards or 3(i) Awards simultaneously.

(h)    All Approved 102 Awards must be held in trust by a Trustee, as described in Section 3 below.

(i)    For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

3.	TRUSTEE 102 AWARDS.

(a)    Awards granted pursuant to this Section are intended to constitute Trustee 102 Awards and are subject to the provisions of Section 102 and the general terms and conditions specified in the Plan, except for such provisions of the Plan applying to Awards under a different tax law or regulation.

(b)    Trustee 102 Awards may be granted only to Israeli Employee Grantees.

(c)    Trustee 102 Awards shall be classified as either 102 Capital Gains Awards or 102 Ordinary Income Awards, subject to the terms and conditions of Section 102 and the provisions of the Plan and this Sub-Plan.

(d)    No Trustee 102 Awards may be granted under this Sub-Plan, unless and until the Election is appropriately filed with the ITA. The Board or the Committee, as the case may be, shall have the right to determine whether the Election of the Trustee 102 Awards be 102 Capital Gains Awards or 102 Ordinary Income Awards. After the Election is made, the Company may grant only the type of Trustee 102 Awards it had elected (i.e., 102 Capital Gains Awards or 102 Ordinary Income Awards), and the Election shall apply to all grants to Israeli Employee Grantees of Trustee 102 Awards until such Election is changed pursuant to the provisions of Section 102(g) of the Ordinance. The Employing Company may change such Election only after the lapse of the minimum time period prescribed by Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee 102 Awards or 3(i) Awards.

(e)    The grant of Trustee 102 Awards shall be conditioned upon the approval (or the deemed approval pursuant to the provisions of Section 102(a) of the Ordinance) of the Plan, this Sub-Plan and the Trustee by the ITA.

(f)    Trustee 102 Awards may be granted only after the passage of thirty days (or a shorter period as, and if, approved by the ITA) following the delivery by the appropriate Employing Company to the ITA of a request for approval of the Plan (including this Sub-Plan) and the Trustee in accordance with Section 102. Notwithstanding the foregoing paragraph and pursuant to any applicable law, if within ninety (90) days of delivery of the abovementioned request, the appropriate ITA officer notifies the Employing Company of his or her decision not to approve the Plan (including this Sub-Plan) or the Trustee, then the Awards that were intended to be granted as a Trustee 102 Awards shall be deemed to be Non-Trustee 102 Awards, unless (i) otherwise determined by the ITA officer or (ii) pursuant to applicable law, elected otherwise by the Company.

(g)    Anything herein to the contrary notwithstanding, all Trustee 102 Awards granted under this Plan shall be granted or issued to a Trustee. The Trustee shall hold each such Trustee 102 Award, all Shares issued upon exercise thereof, and all other rights resulting from such Trustee 102 Award or Shares, including bonus Shares, in trust for the benefit of the Israeli Employee Grantee to which such Award was granted. All certificates representing Awards or Shares issued to the Trustee under the Plan shall be issued in the Trustee’s name, deposited with the Trustee, and shall be held by the Trustee until such time that such Awards or Shares are released from the trust.

(h)    With respect to 102 Capital Gains Awards and 102 Ordinary Income Awards, such Awards or any Shares issued upon the exercise thereof and all rights resulting from such Awards or Shares, including bonus Shares, will be held by the Trustee, from the date such Awards or Shares were deposited with the Trustee until the end of the applicable Lockup Period (currently at least 24 months in case of 102 Capital Gains Awards and 12 months in case of 102 Ordinary Income Awards) or such shorter period as approved by the ITA, under the terms set forth in Section 102.

(i)    Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise or vesting of Approved 102 Awards prior to the full payment of the Israeli Employee Grantee’s tax liabilities, if any, or to the full satisfaction of the trustee that such applicable tax payments will be made, arising from Approved 102 Awards which were granted to him or her and/or any Shares allocated or issued upon exercise or vesting of such Awards.

(j)     In accordance with Section 102, the Israeli Employee Grantee shall not sell, cause the release from trust, or otherwise dispose of, any Trustee 102 Award, any Share issued upon the exercise thereof, or any rights resulting from such Award or Share, including bonus Shares, until the end of the applicable Lockup Period. Notwithstanding the foregoing but without derogating from the provisions of the Plan and the terms and conditions set forth in the Award Agreement, if any such sale, release, or disposition occurs during the Lockup Period, then the provisions of Section 102 relating to non-compliance with the Lockup Period will apply and all sanctions and liability under Section 102 shall be borne by the Israeli Employee Grantee. The Israeli Employee Grantee will indemnify the Company, the Trustee and any other party which incurs any liability as a result of such sale, release or disposition.

(k)    In the event that the requirements for the Trustee 102 Awards are not met, then the Trustee 102 Awards shall be deemed Non-Trustee 102 Awards.

(l)    Upon receipt of a Trustee 102 Award, the Israeli Employee Grantee will sign an Award Agreement under which such Grantee will agree to be subject to the trust agreement between the Company or its Affiliate and the Trustee, stating, inter alia, that the Trustee will be released from any liability in respect of any action or decision taken or executed in good faith with respect to this Sub-Plan, or any Trustee 102 Award or Share issued to him or her thereunder, or right resulting therefrom, including bonus Shares.

(m)    The validity of any order given to the Trustee by an Israeli Employee Grantee shall be subject to the approval of the Employing Company. The Employing Company shall render its decision regarding whether to approve orders given by any Israeli Employee Grantee to the Trustee within a reasonable period of time. The Employing Company shall not be required to approve any order which is incomplete, is not in accordance with the provisions of the Plan, this Sub-Plan and the applicable Award Agreement or which the Employing Company believes should not be executed for any reasonable reason. The Employing Company shall notify the Israeli Employee Grantee of the reason for not approving his order. Approval by the Employing Company of any order given to the Trustee by an Israeli Employee Grantee shall not constitute proof of the Employing Company’s recognition of any right of such Israeli Employee Grantee.

(n)    Without derogating from the above, the Employing Company shall have the authority to determine the specific procedures and conditions of the trusteeship with the Trustee in a separate agreement between the Employing Company and the Trustee.

(o)    In the case of 102 Awards, the Trustee shall have no rights as a Shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder of such Shares for the Israeli Employee Grantee’s benefit, and the Israeli Employee Grantee shall have no rights as a Shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Israeli Employee Grantee and the transfer of record ownership of such Shares to the Israeli Employee Grantee.

4.	NON-TRUSTEE 102 AWARDS.

(a)    Awards granted pursuant to this Section are intended to constitute Non-Trustee 102 Awards and are subject to the provisions of Section 102 and the general terms and conditions specified in the Plan, except for such provisions of the Plan applying to Awards granted under a different tax law or regulations.

(b)    Non-Trustee 102 Awards may be granted only to Israeli Employee Grantees.

(c)    Non-Trustee 102 Awards that shall be granted pursuant to the Plan and may be issued directly to the Israeli Employee Grantee or to a trustee appointed by the Board or the Committee, as the case may be, in the Board or the Committee, as the case may be, at their sole discretion. In the event that the Board or the Committee, as the case may be, determines that Non-Trustee 102 Awards, or Shares issued upon the exercise thereof, or rights resulting therefore, including bonus Shares, shall be deposited with a trustee, the provisions of Section (f) of this Sub-Plan shall apply, mutatis mutandis.

(d)    In the event that an Israeli Employee Grantee was granted a Non-Trustee 102 Award and thereafter such Israeli Employee Grantee’s employment by the Company, or any Affiliate thereof, terminates for any reason, such Israeli Employee Grantee will be obligated to provide his or her employer, upon the termination of employment, with a security or guarantee to cover any future tax obligation resulting from the grant, exercise or disposition of the Award, the Shares issuable upon the exercise thereof, or any rights resulting therefrom, in a form satisfactory to such employer in such employer’s sole discretion.

5.	3(I) AWARDS.

(a)    Awards granted pursuant to this Section are intended to constitute 3(i) Awards and are subject to the provisions of Section 3(i) of the Ordinance and the general terms and conditions specified the Plan, except for provisions of the Plan applying to Awards granted under a different tax law or regulations.

(b)    3(i) Awards may be granted only to Israeli Non-Employee Grantees.

(c)    3(i) Awards that shall be granted pursuant to the Plan and may be issued directly to the Israeli Non-Employee Grantee or to a trustee appointed by the Board or the Committee, as the case may be, in their sole discretion. In the event that the Board or the Committee, as the case may be, determines that 3(i) Awards or Shares issued upon the exercise thereof, or rights resulting therefrom, including bonus Shares, shall be deposited with a trustee, the provisions of Section 3 of this Sub-Plan shall apply, mutatis mutandis.

(d)    In the event that an Israeli Non-Employee Grantee was granted a 3(i) Award and thereafter such Israeli Non-Employee Grantee’s employment by the Company, or any Affiliate thereof, terminates for any reason, such Israeli Non-Employee Grantee will be obligated to provide his or her employer, upon the termination of his or her employment, with a security or guarantee to cover any future tax obligation resulting from the grant, exercise or disposition of the Award, the Shares issuable upon the exercise thereof, or any rights resulting therefrom, in a form satisfactory to such employer in such employer’s sole discretion.

6.	THE AWARD AGREEMENT.

The terms and conditions upon which the Awards shall be issued and exercised shall be as specified in an Award Agreement to be executed pursuant to the Plan and this Sub-Plan. Each Award Agreement shall state, inter alia, the number of Shares granted under the Award, the type of Award granted thereunder (whether such Award is a Trustee 102 Award, and if so, whether it is a 102 Capital Gains Award or 102 Ordinary Income Award, or a Non-Trustee 102 Award, or a 3(i) Award), the vesting provisions, the term of the Award, and the exercise price. Any grant of Awards shall be conditioned upon the Israeli Grantee’s undertaking to be subject to the provisions of Section 102 or Section 3(i) of the Ordinance, as applicable.

7.	FAIR MARKET VALUE FOR ISRAELI TAX PURPOSES.

Without derogating from Section 1(u) of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of a 102 Capital Gains Award the Company’s Shares are listed on any established stock exchange or anational market system, or if the Company’s Shares are registered for trading within ninety (90) days following the date of grant of the 102 Capital Gains Award, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of theCompany’s Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

8.	EXERCISE OF AWARDS.

Awards that represent options to purchase Shares shall be exercised by the Israeli Grantee by giving a written or electronic notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102 or Section 3(i), which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the Award is being exercised and the payment of the tax, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Award is being exercised.

Other Awards shall be exercised in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102 or Section 3(i), which exercise shall be effective upon receipt of the payment of the tax in case of exercise of 3(i) Awards.

For the avoidance of doubt it is hereby clarified that no exercise of 3(i) Awards shall be affective if the applicable tax was not paid to the Company or its Representative.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT.

(a)    With respect to Trustee 102 Awards, the provisions of the Plan, this Sub-Plan and the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit (to the extent that such permit is issued) and/or any pre-ruling obtained by the ITA (the “Permit”), and the provisions of the Permit shall be deemed integrated with, and a part of, the Plan, this Sub-Plan and the Award Agreement.

(b)    Any provision of Section 102 or the Permit which is necessary in order to obtain or preserve any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, this Sub-Plan, or the Award Agreement, shall be deemed to have been automatically incorporated into this Sub-Plan and binding upon the Company and the Grantees who are Israeli Grantees.

10.	DIVIDENDS.

Without derogating from the provisions of the Plan, an Israeli Grantee shall be entitled to receive dividends with respect to Shares issued upon the exercise of his or her Awards, whether such Shares are held by the Israeli Grantee or by the Trustee (entitled dividends with respect to Shares held by the Trustee, shall be received by the Trustee) for his or her benefit, in accordance with the provisions of the Company’s Certificate of Incorporation (including all amendments thereto), subject to any applicable taxation on distribution of dividends and, when applicable, subject to the provisions of Section 102.

11.	TAX CONSEQUENCES.

(a)    Any liability for any Tax arising with respect to the Awards and the Shares, including, but not limited to, as a result of the grant of Awards, the exercise of an Award for Shares, the receipt of cash, the transfer, waiver, or expiration of Awards or Shares or the disposal of Shares, shall be borne solely by the Israeli Grantees, and in the event of their death, by their estates or heirs. Neither the Company nor any Affiliate nor the Trustee shall be required to pay such Taxes, directly or indirectly, nor shall they be required to gross up such Taxes in the Israeli Grantees’ salaries or remuneration. The applicable Tax may be deducted from any cash to be provided to the Israeli Grantee or from the proceeds of the disposal of the Shares or shall be paid to the Trustee or to the Company or its Affiliates by the Israeli Grantees at their request, or may be provided via any combination of the above.

(b)    The Company, its Affiliates and the Trustee shall be entitled to withhold Taxes according to the requirements of any applicable laws, rules, and regulations, including by withholding Taxes at source and specifically under Rule 7(b) of the Rules.

(c)    The Israeli Grantees undertake to indemnify the Company, its Affiliates and the Trustee, immediately upon their request, for any Tax for which the Israeli Grantee is liable under any applicable law, under the Plan or this Sub-Plan, and which was paid by the Company or the Trustee, or which the Company or the Trustee are required to pay and hold them harmless against and from any and all liability for any such tax or interest or penalty or indexation thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withhold any such tax from payments made to the Israeli Grantee. The Company may exercise its right to such indemnification by deducting the Tax subject to indemnification from Grantee’s salary or remuneration.

(d)    The Board (or the Committee, as the case may be), or when applicable, the Trustee shall not be required to release any Awards, Shares, rights resulting therefrom, including bonus Shares, or share certificates, to an Israeli Grantee until all required Tax payments and other payments to be borne by such Israeli Grantee have been fully made.

(e)    Notwithstanding any other provision no Israeli Grantee shall have any of the rights of a Shareholder with respect to any Shares until Grantee pays all payments (including Tax) required to be paid under this Section with respect to such Shares.

(f)    The ramifications of any future modification of any applicable law with respect to the taxation of Awards or Shares granted to Grantees shall apply to the Israeli Grantees accordingly and the Israeli Grantees shall bear the full cost thereof, unless such laws, as modified, mandatorily provide otherwise. For the avoidance of doubt, should the applicability of such taxing arrangements to the Plan, this Sub-Plan or to securities issued hereunder or thereunder be conditioned on a decision by the Company or by the Trustee that such arrangements shall apply, the Company shall be entitled to decide, at its absolute discretion, whether to apply such taxing arrangements and to instruct the Trustee to act accordingly.

(g)    With respect to Unapproved 102 Award, if the Israeli Grantee ceases to be employed by the Company or any Affiliate, the Israeli Grantee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

(h)    Each Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.

12.	VOTING RIGHTS.

SUBJECT TO THE PROVISIONS OF THE PLAN, FOR AS LONG AS ANY SHARES ARE ISSUED TO THE TRUSTEE ON BEHALF OF AN ISRAELI GRANTEE UNDER THIS SUB-PLAN, SUCH SHARES SHALL BE VOTED BY THE TRUSTEE, UNLESS THE TRUSTEE IS DIRECTED OTHERWISE BY THE BOARD OR THE COMMITTEE, AS THE CASE MAY BE, IN THE SAME PROPORTION AS THE RESULT OF THE SHAREHOLDER VOTE AT THE SHAREHOLDERS MEETING OR WRITTEN CONSENT IN RESPECT OF WHICH THE SHARES HELD BY THE TRUSTEE ARE BEING VOTED. HOWEVER, THE TRUSTEE SHALL NOT BE OBLIGATED TO EXERCISE SUCH VOTING RIGHTS NOR NOTIFY THE ISRAELI GRANTEE OF ANY MEETING OF THE COMPANY’S SHAREHOLDERS.

13.	GOVERNING LAW & JURISDICTION.

THIS SUB-PLAN SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ISRAEL, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. THE COMPETENT COURTS IN TEL-AVIV SHALL HAVE SOLE JURISDICTION IN ANY MATTERS PERTAINING TO THIS SUB-PLAN.

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